EXHIBIT 10

                    COMPENSATION AND PERQUISITES FOR

                          RICHARD J. STEGEMEIER

                  AS NONEMPLOYEE CHAIRMAN OF THE BOARD






Period covered:                 May 1, 1994 to April 30, 1995
                                (Subsequent arrangements subject to review by Compensation Committee on an annual basis)

Compensation:                   $110,000 per year

Perquisites:

    Automobile and driver:      For business-related activities/functions
                                only

    Office and secretary:       Provided full-time at Brea

    Club Memberships:           Monthly dues for one luncheon club

    Use of company aircraft:    Provided when approved by CEO

    Reimbursement for
    reasonable business
    expenses:                   Provided

    Financial counseling:       Provided

    Access to other company
    resources (e.g., community
    and public relations
    staffs):                    Provided